UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2023

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2023, Reinsurance Group of America, Incorporated (the “Company”) completed the offering of $400 million aggregate principal amount of its 6.000% Senior Notes due 2033 (the “Senior Notes”). The Senior Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by an Eighth Supplemental Indenture, dated as of June 8, 2023 by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”).

The Senior Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future senior unsecured indebtedness from time to time outstanding. The Senior Notes will bear interest at the rate of 6.000% per year, payable semiannually in arrears on March 15 and September 15, commencing March 15, 2024. The Senior Notes will mature on September 15, 2033.

The Company may redeem the Senior Notes, in whole or in part, at any time or from time to time prior to June 15, 2033 (the date which is three months prior to final maturity of the Senior Notes, the “Par Call Date”), at a redemption price equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Senior Notes to be redeemed matured on the Par Call Date), less (b) interest accrued to the date of redemption and (2) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains covenants that, among other things, restrict the Company’s ability to incur indebtedness secured by a lien on the voting stock or other voting equity interests of any restricted subsidiary, limit the Company’s ability to issue or otherwise dispose of shares of capital stock or other equity interests of any restricted subsidiary and limit the Company’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another person, subject in each case to important exceptions, as specified in the Indenture.

The Indenture contains customary event of default provisions, including an acceleration of the maturity of any indebtedness of the Company, in excess of $225 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice. This amount is higher than the threshold amount of $175 million contained in the comparable cross-acceleration provisions relating to the Company’s 3.90% Senior Notes due 2029 and 3.15% Senior Notes due 2030, and is also higher than the threshold amount of $120 million contained in the comparable cross-acceleration provisions relating to the Company’s 4.70% Senior Notes due 2023 and 3.95% Senior Notes due 2026. As a result, holders of the Senior Notes may not have a cross-acceleration right and remedy when holders of the Company’s other senior notes do.

The public offering price of the Senior Notes was 99.639% of the principal amount. The Company received net proceeds (before expenses) of approximately $396 million.

Additional Information

The Company anticipates using the proceeds from the offering of the Senior Notes, together with cash on hand, if necessary, to repay upon maturity the Company’s $400 million 4.70% Senior Notes due 2023, which mature on September 15, 2023, and the remainder, if any, for general corporate purposes.

The Senior Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration Statement No. 333-270548) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 15, 2023. The Company has filed with the SEC a prospectus supplement, dated June 5, 2023, together with the accompanying prospectus, dated March 15, 2023, relating to the offering and sale of the Senior Notes.

The above description of the Base Indenture, the Supplemental Indenture and the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

The Trustee is the Indenture trustee and will be the principal paying agent and registrar for the Senior Notes. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates. For example, the Trustee or an affiliate (i) is successor trustee of the indenture relating to the Company’s Variable Rate Junior Subordinated Debentures due 2065, (ii) is trustee of the indentures relating to the Company’s 4.70% Senior Notes due 2023, 3.95% Senior Notes due 2026, 3.90% Senior Notes due 2029, 3.15% Senior Notes due 2030, 7.125% Fixed-Rate Reset Subordinated Debentures due 2052 and 5.75% Fixed-to-Floating Rate Subordinated Debentures due 2056 and (iii) provides other banking and financial services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the offering of the Senior Notes, the Company entered into an Underwriting Agreement, dated June 5, 2023 (the “Underwriting Agreement”), with J.P. Morgan Securities LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company issued and sold to the Underwriters the Senior Notes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to the Company and its affiliates for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company.

In connection with the offering of the Senior Notes, the Company is filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-270548). The opinion of the Company’s counsel as to the binding nature of the Senior Notes is attached hereto as Exhibit 5.1, and the opinion of the Company’s Senior Vice President, Corporate and Securities Counsel and Assistant Secretary as to certain matters of Missouri law is attached hereto as Exhibit 5.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

1.1	Underwriting Agreement, dated June 5, 2023, among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc. and U.S. Bancorp Investments, Inc., as Representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2012).

4.2	Eighth Supplemental Indenture, dated as of June 8, 2023, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Senior Notes.

4.3	Form of 6.000% Senior Note due 2033 (incorporated by reference from Exhibit A to the Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1	Legal Opinion of Bass, Berry & Sims PLC regarding the Senior Notes.

5.2	Legal Opinion of Clifford R. Jenks, Senior Vice President, Corporate and Securities Counsel and Assistant Secretary, Reinsurance Group of America, Incorporated, regarding the Senior Notes.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.2	Consent of Clifford R. Jenks, Senior Vice President, Corporate and Securities Counsel and Assistant Secretary, Reinsurance Group of America, Incorporated (included in Exhibit 5.2)

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: June 8, 2023	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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